Exhibit 10.21

Certain portions of the exhibit have been omitted pursuant to Regulation S-K Item 601 because they are both (i) not material to investors and (ii) likely to cause competitive harm to the Company if publicly disclosed, and had been marked with “[***]” to indicate where omissions have been made.

AMENDMENT NO. 1 TO [***] STATEMENT OF WORK

This Amendment No. 1 to [***] Statement of Work (this “Amendment”), dated as of October 10, 2019 (the “Amendment No. 1 Effective Date”), is made by and between Berkshire Grey, Inc., a Delaware corporation having offices at 10 Maguire Road, Building 4, Suite 190, Lexington, MA 02421 (“Berkshire Grey”), and SoftBank Robotics Corp., a Japanese corporation whose principal address is 1-9-2 Higashi-shimbashi, Minato-ku, Tokyo, Japan (“SoftBank”).

WHEREAS Berkshire Grey and SoftBank entered into that certain Technology Acceleration Agreement (the “Agreement”), as of June 6, 2019 (the “Agreement Effective Date”) under which Berkshire Grey agreed to accelerate the development of certain improvements to Berkshire Grey’s robotic systems in exchange for fees, including under the [***] Statement of Work dated August 30, 2019 (“SOW”); and

WHEREAS, the parties wish to amend the SOW to revise the conditions precedent to the second payment due under the SOW.

NOW, THEREFORE in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1.	Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement or in the SOW.

2.	Amendments.

a.	Section 5.2 of the SOW shall be deleted in its entirety and replaced with the following:

5.2 Payment Invoices & Payment Schedule

Berkshire Grey will invoice SoftBank per the schedule below. Invoices will be payable by SoftBank to Berkshire Grey [***] of invoice date. The payment milestone structure for the Technology Acceleration Center is as follows:

Invoice Amount	Invoice Items	Invoice Date
[***]	Capital Equipment (fast prototyping set-up (grippers), machine shop, robotic arms, weldments, perception, server room, shrink tunnel, cartonization system, conveyor, test fixtures, etc.) + 1 year building lease + 1 year people & consulting expense.	[***]
[***]	RPC Labor & Overhead charges.	[***]
[***]	2nd year building lease + 2nd year people & consulting expense.	[***]

[***] the SOW Effective Date, Berkshire Grey will develop and deliver draft Specifications for the System Improvements developed under this SOW, after which and [***] the draft specification delivery, the Parties will mutually agree on the Specifications to be the subject of Acceptance under Section 4 of the Agreement.

If, [***] the SOW Effective Date, SoftBank does not accept the System Improvements developed under this SOW or if either Party reasonably believes that Berkshire Grey will not be able to satisfy the Specifications, then the Parties will negotiate in good faith to revise the Specifications, restructure the payments due under this Section 5.2 (including partial payments or further installments), in the case of non-Acceptance of the System Improvements, re-perform any development services that do not meet the Specifications, and/or any other resolution mutually agreed to by the Parties.

3.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

4.	Remainder of Agreement and SOW: Except as expressly amended hereby, the Agreement and the SOW shall remain in full force and effect in accordance with their terms.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment the day and year set forth below.

Berkshire Grey, Inc.		SoftBank Robotics Corp.

By	/s/ Tom Wagner	By	/s/ Kenichi Yoshida
Name	Tom Wagner	Name	Kenichi Yoshida
Title	CEO	Title	Chief Business Officer
Date		Date

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